Exhibit 10.24

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment and Assumption Agreement”) is dated as of the Effective Date set forth below (the “Effective Date”) and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein have the meanings provided in the Note Purchase Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption Agreement as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Note Purchase Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) the aggregate principal amount of Notes identified below, (ii) the Assignor’s rights and obligations as a Purchaser under the Note Purchase Agreement and any other documents or instruments delivered pursuant thereto, to the extent related to the amount identified below of all of such outstanding rights and obligations of the Assignor of the aggregate principal amount of Notes identified below, and (iii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Purchaser) against any Person, whether known or unknown, arising under or in connection with the Note Purchase Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above (the rights and obligations sold and assigned pursuant to clauses (i), (ii) and (iii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption Agreement, without representation or warranty by the Assignor. If this Assignment and Assumption covers all of the remaining portion of the Assignor’s rights and obligations under the Note Purchase Agreement, the Assignor shall cease to be a party thereto. Nothing under this Assignment and Assumption shall release the Assignor from any rights and remedies available to the Issuer for any breaches by Assignor prior to the Effective Date (or thereafter if the Assignor shall remain a Purchaser other than with respect to the Assigned Interest) of any of its obligations under the Note Purchase Agreement.

1.	Assignor:

2.	Assignee:	[and is an Affiliate of [identify Purchaser]]

3.	Issuer:	Movella Inc., a Delaware corporation

4.	Note Purchase Agreement:	Note Purchase Agreement dated as of November 14, 2022 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) among Movella Inc., a Delaware corporation (the “Issuer”), the Guarantors from time to time party thereto, the Purchasers from time to time party thereto and the Agent.

5.	Assigned Interest:

Aggregate Principal Amount of [Pre- Merger][Venture- Linked] Senior Secured Notes for all Purchasers	Amount of [Pre- Merger][Venture- Linked] Senior Secured Notes Assigned	Percentage Assigned of [Pre-Merger][Venture- Linked] Senior Secured Notes	Issuer

6.	Trade Date:

7.	Effective Date:

The terms set forth in this Assignment and Assumption Agreement are hereby agreed to:

ASSIGNOR:	[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:	[NAME OF ASSIGNEE]

By:
Name:
Title:

[Accepted and agreed to by:

ISSUER:	MOVELLA INC.

By:
Name:
Title:][1]

[1]

Issuer consent required if Assignee is not a Permitted Successor and Assign. Permitted Successor and Assign means (a) to the extent the VLN Termination Date has occurred, with respect to any Purchaser, such Person’s successors and assigns and (b) to the extent the VLN Termination Date has not occurred, with respect to any Purchaser, a managed fund, Affiliate, financing party or investment vehicle of, Francisco Partners or an Approved Fund of Francisco Partners.

Acknowledged:

Wilmington Savings Fund Society, FSB,

as Agent

By:

Name:
Title:

Annex 1 to Assignment and Assumption Agreement

STANDARD TERMS AND CONDITIONS

1.	Representations and Warranties.

1.1.    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Note Purchase Agreement or any other Note Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Note Documents or any collateral thereunder, (iii) the financial condition of the Issuers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Note Document or (iv) the performance or observance by the Issuers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Note Document or any instrument or document furnished pursuant thereto.

1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption Agreement and to consummate the transactions contemplated hereby and to become a Purchaser under the Note Purchase Agreement, (ii) it meets the requirements to be an assignee under Section 12.06(b) of the Note Purchase Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Note Purchase Agreement as a Purchaser thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Purchaser thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, and acknowledges that the Notes have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, (v) each of the representations and warranties set out in Article VI-A of the Note Purchase Agreement are true and correct in respect of the Assignee, (vi) it has received a copy of the Note Purchase Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement and to purchase the Assigned Interest, and (vii) it has, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption Agreement and to purchase the Assigned Interest; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Note Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Note Documents are required to be performed by it as a Purchaser.

2.    General Provisions. This Assignment and Assumption Agreement shall be binding upon, and inure to the benefit of, the parties hereto, the Issuer and their respective successors and assigns. This Assignment and Assumption Agreement may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption Agreement. This Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the law of the State of New York.